Exhibit 23.1



                         [TRICE & GEARY LLC LETTERHEAD]


Board of Directors
Glen Burnie Bancorp


         We hereby consent to the use of our report dated February 12, 1997 and to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement on Form S-1 (File No. 333-37073) being filed by Glen Burnie Bancorp with respect to its Dividend Reinvestment and Stock Purchase Plan and Stockholder Purchase Plan.


                                                     TRICE & GEARY LLC

/s/ Trice & Geary LLC
January 7, 1998